Exhibit 10.13
SECURED TERM NOTE
FOR VALUE RECEIVED, DIGITAL ANGEL CORPORATION, a Delaware corporation (“Digital Angel”) and the other companies listed on Exhibit A attached hereto (such other companies together with the Digital Angel, each a “Company” and collectively, the “Companies”), jointly and severally, promises to pay to APPLIED DIGITAL SOLUTIONS, INC., 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, Fax: 561-805-8001 (the “Holder”) or its registered assigns or successors in interest, the sum of Seven Million Dollars ($7,000,000), together with any accrued and unpaid interest hereon, on August 31, 2009 (the “Maturity Date”) if not sooner indefeasibly paid in full.
The following terms shall apply to this Secured Term Note (this “Note”). For purposes herein, the Note, the Security Agreement between Holder and the Companies dated as of the date hereof (the "Security Agreement”), and any the other agreements relating hereto or thereto shall be referred to as the “Loan Documents.”
ARTICLE I
CONTRACT RATE AND AMORTIZATION
1.1 Contract Rate. Subject to Sections 3.2 and 4.10, interest payable on the outstanding principal amount of this Note (the “Principal Amount”) shall accrue at a rate per annum equal to the “prime rate” published in The Wall Street Journal from time to time (the “Prime Rate”), plus three percent (3.0%) (the “Contract Rate”). The Contract Rate shall be increased or decreased as the case may be for each increase or decrease in the Prime Rate in an amount equal to such increase or decrease in the Prime Rate; each change to be effective as of the day of the change in the Prime Rate. The Contract Rate shall not at any time be less than eleven percent (11.0%). Interest shall be (i) calculated on the basis of a 360 day year, and (ii) payable monthly, in arrears, commencing on September 1, 2007, on the first business day of each consecutive calendar month thereafter through and including the Maturity Date, and on the Maturity Date, whether by acceleration or otherwise.
1.2 Contract Rate Payments. The Contract Rate shall be calculated on the last business day of each calendar month hereafter (other than for increases or decreases in the Prime Rate which shall be calculated and become effective in accordance with the terms of Section 1.1) until the Maturity Date and shall be subject to adjustment as set forth herein.
1.3 Principal Payments. Amortizing payments of the Principal Amount shall be made by the Companies on March 1, 2008 and on the first business day of each succeeding month thereafter through and including the Maturity Date (each, an “Amortization Date”). Commencing on the first Amortization Date, the Companies shall make monthly payments to the Holder on each Amortization Date, each such payment in the amount of $166,666.67 of outstanding Principal Amount, together with any accrued and unpaid interest on such portion of the Principal Amount plus any and all other unpaid amounts which are then owing under this Note, the Security Agreement, and/or any other Loan Documents (collectively, the “Monthly Amount”). Any outstanding Principal Amount together with any accrued and unpaid interest and any and all other unpaid amounts which are then owing by the Companies to the Holder under this Note, the Security agreement and/or any other Loan Documents shall be due and payable on the Maturity Date. Notwithstanding the foregoing, in the event the Companies make the required payments of interest and principal hereunder to Holder and Holder fails to pay such amount to Kallina Corporation (“Kallina”) pursuant to the terms of that certain Secured Term Note by Holder in favor of Kallina dated as of the date hereof, then the Companies shall have the right to pay future payments of interest and principal to Kallina until Holder resumes payments of such amounts.
Term Note

ARTICLE II
REDEMPTION AND FEES
2.1 Optional Redemption in Cash. The Companies may prepay this Note at any time (“Optional Redemption”) by paying to the Holder a sum of money equal to one hundred three percent (103%) of the Principal Amount outstanding at such time together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to the Holder arising under this Note or any other Loan Documents (the “Redemption Amount”) outstanding on the Redemption Payment Date (as defined below). The Companies shall deliver to the Holder a written notice of redemption (the “Notice of Redemption”) specifying the date for such Optional Redemption (the “Redemption Payment Date”), which date shall be no later than seven (7) business days after the date of the Notice of Redemption (the “Redemption Period”). On the Redemption Payment Date, the Redemption Amount must be paid in immediately available funds to the Holder. In the event the Companies fail to pay the Redemption Amount on the Redemption Payment Date as set forth herein, then such Redemption Notice will be null and void.
2.2 Fees. In connection with the Note, Digital Angel must pay the Holder the following:
(a) a structuring fee of $100,000;
(b) $1,170,000 in costs incurred by the Holder resulting from the transfer of 200,000 shares of common stock of VeriChip Corporation, a Delaware corporation and subsidiary of Holder;
(c) $158,173 in costs incurred by Holder resulting from the reduction in the exercise price on existing warrants to purchase Holder’s common stock held by Kallina’s parent from $1.88 to $1.35; and
(d) any other out-of-pocket fees required to be paid by Holder in connection with the Applied Digital Financing Transaction, which shall be payable in cash.
In connection with its receipt of the $7.0 million and its payment of the fees described in this Section 2.2, Digital Angel will issue to the Holder this Note and 921,402 shares of Digital Angel’s common stock.
Term Note

ARTICLE III
EVENTS OF DEFAULT
3.1 Events of Default. The occurrence of any of the following events set forth in this Section 3.1 shall constitute an event of default (“Event of Default”) hereunder:
(a) The Companies fail to pay when due any installment of principal, interest or other invoiced fees hereon in accordance herewith and such failure shall continue for a period of five (5) business days following the date upon which such payment was due. For purposes herein, “invoiced fees” shall mean fees set forth on those regularly scheduled monthly invoices received by the Companies from the Holder;
(b) Any Company breaches any covenant or any other term or condition of this Note in any material respect and such breach, if subject to cure, continues for a period of twenty (20) days following the occurrence thereof;
(c) Any material representation or warranty made by any Company in this Note or any other Loan Documents shall at any time be false or misleading in any material respect on the date as of which made or deemed made;
(d) The occurrence of any material default (or similar term) in the observance or performance of any other agreement relating to any indebtedness or contingent obligation of any Company or any of its domestic subsidiaries beyond the period of grace (if any) or that is not waived, the effect of which default is to cause, or permit the holder or holders of such indebtedness or beneficiary or beneficiaries of such contingent obligation to cause, such indebtedness to become due prior to its stated maturity or such contingent obligation to become payable;
(e) Any Company breaches any of their material agreements (other than this Note and the agreements described in clause (d) of this definition), and such breach could reasonably be expected to have a Material Adverse Effect;
(f) Digital Angel or any of its domestic subsidiaries shall (i) apply for, consent to or suffer to exist the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of creditors, (iii) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (iv) be adjudicated a bankrupt or insolvent, (v) file a petition seeking to take advantage of any other law providing for the relief of debtors, (vi) acquiesce to, without challenge within ten (10) days of the filing thereof, or failure to have dismissed, within thirty (30) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (vii) take any action for the purpose of effecting any of the foregoing;
(g) (i) Attachments or levies in excess of $500,000 in the aggregate are made upon Digital Angel or any of its domestic subsidiary’s assets or (ii) a judgment is rendered against the Companies property involving a liability of more than $500,000 which shall not have been paid, vacated, discharged, stayed or bonded within thirty (30) days from the entry thereof;
Term Note

(h) Any Company shall admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business;
(i) A Change of Control (as defined below) shall occur with respect to Digital Angel, unless Holder shall have expressly consented to such Change of Control in writing. A “Change of Control” shall mean any event or circumstance as a result of which (i) any “Person” or “group” (as such terms are defined in Sections 13(d) and 14(d) of the Exchange Act, as in effect on the date hereof), other than the Holder, is or becomes the “beneficial owner” (as defined in Rules 13(d)-3 and 13(d)-5 under the Exchange Act), directly or indirectly, of more than 50% on a fully diluted basis of the then outstanding voting equity interest of Digital Angel, or (ii) the consolidation, merger or other business combination of Digital Angel with or into any other entity, immediately following which the prior stockholders of Digital Angel fail to own, directly or indirectly, at least fifty one percent (51%) of the surviving entity, provided, however, that the merger of Digital Angel into a wholly-owned subsidiary of Holder as contemplated by the Agreement and Plan of Reorganization, dated as of August 8, 2007, by and among Digital Angel, Holder and Digital Angel Acquisition Corp. shall not constitute a Change in Control;
(j) (i) The indictment of Digital Angel or any of its domestic subsidiaries or any executive officer of the Companies for a felony under any criminal statute, or (ii) the commencement of a criminal or civil proceeding against Digital Angel or any of its domestic subsidiaries or any executive officer of Digital Angel or any of its domestic subsidiaries pursuant to which statute or proceeding penalties or remedies reasonably available include forfeiture of a material portion of the property of Digital Angel or any of its domestic subsidiaries;
(k) any proceeding shall be brought by any Company to challenge the validity, binding effect of the Security Agreement or any Loan Documents; and
(l) An Event of Default shall occur under and as defined in the that certain Security Agreement, dated as of the date hereof, by and among Digital Angel, certain direct and indirect subsidiaries of Digital Angel and Kallina Corporation and/or any ancillary agreement referred to therein, and such Event of Default, if capable of cure, continues unremedied for a period of five (5) days after the occurrence thereof.
3.2 Default Interest. Following the occurrence and during the continuance of an Event of Default, the Companies shall pay additional interest on the outstanding principal balance of this Note in an amount equal to one percent (1%) per month, and all outstanding obligations under this Note, the Security Agreement, and each other Loan Document, including unpaid interest, shall continue to accrue interest at such additional interest rate from the date of such Event of Default until the date such Event of Default is cured or waived.
ARTICLE IV
MISCELLANEOUS
4.1 Issuance of New Note. Upon any partial redemption of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Companies to the Holder for the principal balance of this Note and interest which shall not have been paid as of such date.
Term Note

4.2 Cumulative Remedies. The remedies under this Note shall be cumulative.
4.3 Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.
4.4 Notices. Any notice herein required or permitted to be given shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent on behalf of the Companies to Digital Angel at 690 South Congress Avenue, Suite 201, Delray Beach, Florida 33445 Attn: Patricia M. Petersen, facsimile number (561) 276-0977, and to the Holder at 1690 South Congress Avenue, Suite 200, Delray Beach, Florida 33445, Attn: Lorraine M. Breece, facsimile number 561-805-8001, or at such other address as Digital Angel or the Holder may designate by ten (10) days advance written notice to the other parties hereto.
4.5 Amendment Provision. The term “Note” and all references thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented, and any successor instrument as such successor instrument may be amended or supplemented.
4.6 Assignability. This Note shall be binding upon each Company and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder. Holder shall provide notice of any assignment to Digital Angel within 3 business days of such assignment. No Company may assign any of its obligations under this Note without the prior written consent of the Holder, any such purported assignment without such consent being null and void.
4.7 Cost of Collection. In case of any Event of Default under this Note, each Company shall pay the Holder the Holder’s reasonable costs of collection, including reasonable attorneys’ fees.
4.8 Governing Law, Jurisdiction and Waiver of Jury Trial.
(a) THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.
Term Note

(b) EACH COMPANY HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE COUNTY OF PALM BEACH, STATE OF FLORIDA SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN EACH COMPANY, ON THE ONE HAND, AND THE HOLDER, ON THE OTHER HAND, PERTAINING TO THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENT OR TO ANY MATTER ARISING OUT OF OR RELATED TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS; PROVIDED, THAT EACH COMPANY ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE COUNTY OF PALM BEACH, STATE OF FLORIDA; AND FURTHER PROVIDED, THAT NOTHING IN THIS NOTE SHALL BE DEEMED OR OPERATE TO PRECLUDE THE HOLDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO COLLECT THE OBLIGATIONS, TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE HOLDER. EACH COMPANY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH COMPANY HEREBY WAIVES ANY OBJECTION WHICH IT MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS. EACH COMPANY HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO DIGITAL ANGEL AT THE ADDRESS SET FORTH HEREIN AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON DIGITAL ANGEL’S ACTUAL RECEIPT THEREOF.
(c) EACH COMPANY DESIRES THAT ITS DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH COMPANY HERETO WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE BETWEEN THE HOLDER AND/OR EACH COMPANY ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS NOTE, ANY OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS RELATED HERETO OR THERETO.
4.9 Severability. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.
4.10 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum rate permitted by such law, any payments in excess of such maximum rate shall be credited against amounts owed by each Company to the Holder and thus refunded to the Companies.
Term Note

4.11 Registered Obligation. This Note is intended to be a registered obligation within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i) and the Companies (or its agent) shall register this Note (and thereafter shall maintain such registration) as to both principal and any stated interest. Notwithstanding any document, instrument or agreement relating to this Note to the contrary, transfer of this Note (or the right to any payments of principal or stated interest thereunder) may only be effected by (i) surrender of this Note and either the reissuance by the Companies of this Note to the new holder or the issuance by the Companies of a new instrument to the new holder, or (ii) transfer through a book entry system maintained by the Companies (or its agent), within the meaning of Treasury Regulation Section 1.871-14(c)(1)(i)(B).
4.12 Subordination. The Companies and Holder acknowledge and agree that the indebtedness created hereby and the security interest granted in the Security Agreement will be subordinate to the indebtedness in favor of and the security interest granted to Kallina in connection with the Applied Digital Financing Transaction.
4.13 Holder’s Obligation. Holder agrees not to take any action solely for the purpose of causing an Event of Default of the Companies hereunder; provided, however, that nothing in this provision shall require Holder to waive any rights or remedies that it may have under any agreement with the Companies or any third party. Holder further agrees that in the event Holder obtains any consent, waiver, or amendment from Kallina (and its successors and assigns) for any actions that would constitute an Event of Default of the Companies hereunder, the Holder shall be deemed to have simultaneously provided the same consent, waiver, or amendment to the Companies.
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Term Note

IN WITNESS WHEREOF, each Company has caused this Secured Term Note to be signed in its name effective as of this 31st day of August, 2007.

WITNESS:	DIGITAL ANGEL CORPORATION

/s/ Victoria Laughlin	By:	/s/ Barry M. Edelstein

	Name:	Barry M. Edelstein
	Title:	President & CEO

WITNESS:	DIGITAL ANGEL TECHNOLOGY CORPORATION

/s/ Victoria Laughlin	By:	/s/ Barry M. Edelstein

	Name:	Barry M. Edelstein
	Title:	President & CEO

WITNESS:	FEARING MANUFACTURING CO., INC.

/s/ Victoria Laughlin	By:	/s/ Barry M. Edelstein

	Name:	Barry M. Edelstein
	Title:	President & CEO

WITNESS:	DIGITAL ANGEL INTERNATIONAL

/s/ Victoria Laughlin	By:	/s/ Barry M. Edelstein

	Name:	Barry M. Edelstein
	Title:	President & CEO

WITNESS:

/s/ Victoria Laughlin
Term Note

EXHIBIT A

OTHER COMPANIES

Digital Angel Technology Corporation, a Minnesota corporation

Fearing Manufacturing Co., Inc., a Minnesota corporation

Digital Angel International, a Minnesota corporation